Exhibit 10.1

VOTING SUPPORT AGREEMENT
This VOTING SUPPORT AGREEMENT is dated as of June 19, 2011 (this “Agreement”) and by and among Tech Full Electric Company Limited, a Cayman Islands exempted company with limited liability (“Parent”), Harbin Electric, Inc., a Nevada corporation (the “Company”), and the stockholders of the Company listed on Schedule A hereto (each a “Stockholder” and collectively, the “Stockholders”).  Capitalized terms used but not defined herein shall have the meanings ascribed them in the Merger Agreement (defined below).

RECITALS

WHEREAS, concurrently herewith, Parent, Tech Full Electric Acquisition, Inc., a Nevada corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”);

WHEREAS, each Stockholder is the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of such shares of common stock, par value $0.00001 per share, of the Company (“Shares”) as set forth opposite such Stockholder’s name on Schedule A hereto (with respect to each Stockholder, the “Owned Shares”) and agrees hereby to take certain actions with respect to the Owned Shares and any additional Shares of which such Stockholder acquires beneficial ownership after the date hereof, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities (such additional Shares, together with such Stockholder’s Owned Shares, such Stockholder’s “Covered Shares”);

WHEREAS, certain Stockholders party hereto intend and are obligated to contribute their Covered Shares to Parent in exchange for newly issued shares of Tianfu Investments Limited, a Cayman Islands exempted company with limited liability and the parent company of Parent, prior to the consummation of the Merger pursuant to the contribution agreement entered into in connection with the Merger Agreement (the “Contribution Agreement”);

WHEREAS, in order to induce Parent, the Company, and Merger Sub to enter into the Merger Agreement and consummate the transactions contemplated thereby, including the Merger, the Stockholders are entering into this Agreement; and

WHEREAS, the Stockholders acknowledge that Parent, the Company, and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, the Company, and the Stockholders hereby agree as follows:

1.           Agreement to Vote.  Prior to the Termination Date (as defined herein), each Stockholder irrevocably and unconditionally agrees that he, she, or it shall at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, or in connection with any written consent of stockholders of the Company (a) when a meeting is held, appear at such meeting or otherwise cause such Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by the Company or Special Committee for written consent, if any, (b) vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all such Stockholder’s Covered Shares in favor of the adoption of the Merger Agreement and approval of the principal terms of the Merger, and any other matters necessary for consummation of the Merger and the other transactions contemplated in the Merger Agreement and (c) vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all such Stockholder’s Covered Shares against (1) any Acquisition Proposal (other than an Acquisition Proposal adopted and recommended to the Company's stockholders by the Company Board, acting upon the recommendation of the Special Committee) or (2) any action, proposal, transaction or agreement that would, based on advice of counsel, reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of such Stockholder under this Agreement, in each case, except as required in accordance with the terms and conditions of the Merger Agreement.

2.           Grant of Irrevocable Proxy; Appointment of Proxy.

(a)           EACH STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, THE COMPANY, THE SPECIAL COMMITTEE, AND ANY OTHER DESIGNEE OF THE COMPANY, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER’S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE COVERED SHARES AS INDICATED IN SECTION 1.  EACH STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTIONS OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY, AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO THE COVERED SHARES (THE STOCKHOLDER REPRESENTING TO THE COMPANY THAT ANY SUCH PROXY IS NOT IRREVOCABLE).

(b)           The proxy granted in Section 2(a) shall automatically expire upon the termination of this Agreement.

3.           No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement, neither such Stockholder nor any of his, her, or its Affiliates (a) has entered into, nor shall any of them enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Shares and (b) has granted, nor shall any of them grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Shares, in either case, which is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

4.           Termination.  This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) the written agreement of Parent and the Company to terminate this Agreement (such earliest date being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 12 to 27 shall survive the termination of this Agreement; provided further, that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

5.           Representations and Warranties of Stockholders.  Each Stockholder, severally and not jointly, hereby represents and warrants to the Company and Parent as follows:

(a)           Such Stockholder is the beneficial owner of, and has good and valid title to, the Covered Shares, free and clear of Liens other than as created by this Agreement or the Contribution Agreement.  Such Stockholder has sole voting power, sole power of disposition, sole power to demand dissenter's rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable United States federal securities Laws, Laws of the State of Nevada and Laws of the People’s Republic of China and the terms of this Agreement and the Contribution Agreement.  As of the date hereof, other than the Owned Shares, such Stockholder does not own, beneficially or of record, any securities of the Company or any direct or indirect interest in any such securities (including by way of derivative securities).  The Covered Shares are not subject to any voting trust agreement or other Contract to which such Stockholder is a party restricting or otherwise relating to the voting or Transfer of the Covered Shares other than the Contribution Agreement.  Such Stockholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Covered Shares, except as contemplated by this Agreement.

(b)           Each such Stockholder which is an entity is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; each such Stockholder who is a natural Person has full legal power and capacity to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder.  This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Parent and the Company, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at Law).  If such Stockholder is married, and any of the Covered Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly and validly executed and delivered by such Stockholder’s spouse and, assuming due authorization, execution and delivery by Parent and the Company, constitutes a legal, valid and binding obligation of such Stockholder’s spouse, enforceable against such Stockholder’s spouse in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

(c)           Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of such Stockholder for the execution, delivery and performance of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or violate any provision of the organizational documents of any such Stockholder which is an entity, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on property or assets of such Stockholder pursuant to, any Contract to which such Stockholder is a party or by which such Stockholder or any property or asset of such Stockholder is bound or affected, or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder or any of such Stockholder’s properties or assets.

(d)           There is no action, suit, investigation, complaint or other proceeding pending against any such Stockholder or, to the knowledge of such Stockholder, any other Person or, to the knowledge of such Stockholder, threatened against any Stockholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by such Stockholder of its obligations under this Agreement.

(e)           Such Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations and warranties of such Stockholder contained herein.

6.           Representations and Warranties of the Company and Parent.

(a)           The Company hereby represents and warrants to Parent and each Stockholder that (i) the Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement, (ii) the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and (iii) no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby.

(b)           Parent hereby represents and warrants to the Company and each Stockholder that (i) Parent has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement, (ii) the execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Parent, and (iii) no other corporate proceedings on the part of Parent are necessary to approve this Agreement or to consummate the transactions contemplated hereby.

7.           Certain Covenants of Stockholder.  Each Stockholder, severally and not jointly, hereby covenants and agrees as follows:

(a)           Prior to the Termination Date, and except as contemplated hereby, such Stockholder shall not (i) tender any Covered Shares into any tender or exchange offer, (ii) sell (constructively or otherwise), transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively “Transfer”), or enter into any contract, option, agreement or other arrangement or understanding (other than the Contribution Agreement) with respect to the Transfer of any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of Law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares, or (iv) knowingly take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement.  Any purported Transfer in violation of this provision shall be void.  Such Stockholder further agrees to authorize and request the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares and that this Agreement places limits on the voting of the Covered Shares.  If so requested by the Company, such Stockholder agrees that the certificates representing the Covered Shares shall bear a legend stating that they are subject to this Agreement and to the irrevocable proxy granted in Section 2(a).

(b)           Prior to the Termination Date, such Stockholder shall promptly notify the Company of the number of any new Shares with respect to which beneficial ownership is acquired by such Stockholder, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities of the Company, if any, after the date hereof.  Any such Shares shall automatically become subject to the terms of this Agreement, and Schedule A shall be deemed adjusted accordingly.

8.           Stockholder Capacity.  This Agreement is being entered into by each Stockholder solely in his, her, or its capacity as a stockholder of the Company, and nothing in this Agreement shall restrict or limit the ability of any Stockholder who is a director or officer of the Company from discharging (in his or her capacity as a director or officer) his or her fiduciary duties to the other stockholders of the Company under applicable Law; provided that nothing in this Section 8 shall relieve or be deemed to relieve such Stockholder from his or her obligations under Section 1.

9.           Waiver of Dissenter’s Rights.  Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have under the NRS.

10.         Disclosure.  Each Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement such Stockholder’s identity and ownership of the Covered Shares and the nature of such Stockholder’s obligations under this Agreement.

11.         Further Assurances.  From time to time, at the request of the Company and without further consideration, each Stockholder shall take such further action as may reasonably be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

12.         Non-Survival of Representations and Warranties.  The representations and warranties of the Stockholders contained herein shall not survive the Closing.

13.         Amendment and Modification.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party and otherwise as expressly set forth herein, and to admit as Stockholder-parties to this Agreement any persons who become party to the Contribution Agreement after the date hereof, which admissions shall be effective, with no further action required on the part of any other party hereto, on execution by such persons of signature pages to the Contribution Agreement.

14.         Waiver.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.  Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

15.         Notices.  All notices and other communications hereunder shall be in writing (in both the English and Chinese languages) and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile or e-mail, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below or, with respect to the Stockholders, on Schedule A, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)            If to a Stockholder, in accordance with the contact information set forth next to such Stockholder’s name on Schedule A.

(ii)           If to Parent:

c/o Harbin Electric, Inc.
No. 9 Ha Ping Xi Lu,
Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu,
Harbin,
People’s Republic of China
150060
Attention: Mr. Tianfu Yang
Facsimile: +86 (451) 8611 6769

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
30th Floor, China World Office 2
1 Jianguomenwai Avenue
Beijing 100004, PRC
Attention: Michael V. Gisser
     Peter X. Huang
Facsimile: +86 10 6535 5577
E-mail:  Michael.Gisser@skadden.com
 Peter.Huang@skadden.com

(iii)           If to the Company:

Harbin Electric, Inc.
No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu, Harbin, China 150060
Attention:  Mr. Tianfu Yang and Ms. Christy Shue
Facsimile:  +86 451 8611 6769
E-mail:  manager@tech-full.com
              cshue@harbinelectric.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, California 90067
Attention:  Jonathan K. Layne
Facsimile:  (310) 552-7053
E-mail:  JLayne@gibsondunn.com

and

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Angela Dowd
Facsimile: (646) 514-2919
E-mail: ADowd@loeb.com

16.         Entire Agreement.  This Agreement (together with the Merger Agreement and the Contribution Agreement to the extent referred to in this Agreement) constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

17.         No Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except as specifically set forth in this Agreement.

18.         Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Nevada, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Nevada.

19.         Submission to Jurisdiction.  Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the courts of the State of Nevada located in Clark County, Nevada or the federal courts of the United States of America located in Clark County, Nevada.  Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the parties agrees not to commence or maintain any action, suit or proceeding relating thereto except in the courts described above, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Nevada as described herein.  Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Nevada as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

20.         Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

21.         Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of Nevada located in Clark County, Nevada or any federal court located in Clark County, Nevada, this being in addition to any other remedy to which such party is entitled at Law or in equity.  Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at Law would be adequate, and (ii) any requirement under any Law that a party seeking equitable relief hereunder post security as a prerequisite to obtaining such equitable relief.  The rights of the Company hereunder may be enforced by the Special Committee.

22.         Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

23.         Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

24.         Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party; provided, however, that if any of the Stockholders fails for any reason to execute, or perform their obligations under, this Agreement, this Agreement shall remain effective as to all parties executing this Agreement.

25.         Confidentiality.  The Stockholders (other than Abax Lotus Ltd. and Abax Nai Xin A Ltd.) agree (a) to hold any non-public information regarding this Agreement and the Merger in strict confidence and (b) except as required by Law or legal process not to divulge any such non-public information to any third Person.

26.         Headings. The section headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

27.         No Presumption Against Drafting Party.  Each of the parties to this Agreement acknowledges that it has been represented by independent counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, Parent, the Company, and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

PARENT

TECH FULL ELECTRIC COMPANY
LIMITED,
a Cayman Islands exempted company

By:	/s/ Tianfu Yang
Name:	Tianfu Yang
Title:	Director

COMPANY

By:	/s/ Boyd. R. Plowman
Name: Boyd. R. Plowman
Title: Chairman, Special Committee of the Board of Directors

STOCKHOLDERS:

/s/ Tianfu Yang
Tianfu Yang

/s/ Tianli Yang
Tianli Yang

/s/ Zedong Xu
Zedong Xu

/s/ Suofei Xu
Suofei Xu

/s/ Lanxiang Gao
Lanxiang Gao

[Signature Page to Voting Support Agreement]

HERO WAVE INVESTMENTS LIMITED

By:	/s/ Tianfu Yang
Name: Tianfu Yang
Title: Director

[Signature Page to Voting Support Agreement]

ABAX LOTUS LTD.

By:	/s/ Donald Xiang Dong Yang
Name: Donald Xiang Dong Yang
Title: Director

ABAX NAI XIN A LTD.

By:	/s/ Donald Xiang Dong Yang
Name: Donald Xiang Dong Yang
Title: Director

[Signature Page to Voting Support Agreement]

Schedule A

Stockholder Name	Address Facsimile	Owned Shares
Tianfu Yang	c/o Harbin Electric, Inc. No. 9, Ha Ping Xi Lu Ha Ping Lu Ji Zhong Qu, Harbin, PRC 150060 +86 (451) 8611 6769	7,000,000
Hero Wave Investments Limited	Xi Yuan 17-5, Wan Cheng Hua Fu, Wan Liu Xi Lu, Hai Dian Qu, Beijing, China 100089 +86 (451) 8611 6769	2,633,354
Tianli Yang	c/o Harbin Electric, Inc. No. 9, Ha Ping Xi Lu Ha Ping Lu Ji Zhong Qu, Harbin, PRC 150060 +86 (451) 8611 6769	500,000
Zedong Xu	c/o Harbin Electric, Inc. No. 9, Ha Ping Xi Lu Ha Ping Lu Ji Zhong Qu, Harbin, PRC 150060 +86 (451) 8611 6769	350,000
Suofei Xu	c/o Harbin Electric, Inc. No. 9, Ha Ping Xi Lu Ha Ping Lu Ji Zhong Qu, Harbin, PRC 150060 +86 (451) 8611 6769	400,000
Lanxiang Gao	c/o Harbin Electric, Inc. No. 9, Ha Ping Xi Lu Ha Ping Lu Ji Zhong Qu, Harbin, PRC 150060 +86 (451) 8611 6769	120,000
Abax Lotus Ltd.	c/o Abax Global Capital (Hong Kong) Limited Attention: Donald Xiang Dong Yang Two International Finance Centre Suite 6708, 8 Finance St., Central, Hong Kong +(852) 3602 1700	1,225,553
Abax Nai Xin A Ltd.	c/o Abax Global Capital (Hong Kong) Limited Attention: Donald Xiang Dong Yang Two International Finance Centre Suite 6708, 8 Finance St., Central, Hong Kong +(852) 3602 1700	466,467

[Schedule A to Voting Support Agreement]